Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

This TRANSPORTATION SERVICE AGREEMENT, hereinafter referred to as "Agreement," is made and entered into by and between CenterPoint Energy - Mississippi River Transmission, LLC, a Delaware limited liability company, hereinafter called "MRT," and Laclede Gas Company, a Missouri Corporation, hereinafter called "Customer."

In consideration of the mutual covenants herein contained, the parties hereto agree that MRT shall transport for Customer, on a firm basis, and Customer shall furnish, or cause to be furnished, to MRT natural gas for such transportation during the term hereof, at the rates and on the terms and conditions hereinafter provided.

1)	TERM

Effective Date: Originally May 1, 2002, as amended and restated effective August 1, 2013
Primary Term End Date: MDQ #1: July 31, 2016
MDQ #2: July 31, 2015

Evergreen/Term Extension?     Yes

This Agreement shall become effective as of August 1, 2013 and shall continue for primary terms ending July 31, 2016 for MDQ #1 and July 31, 2015 for MDQ #2; provided, however, that this Agreement (and the respective MDQs) shall continue to be in effect from year to year thereafter unless and until terminated by either MRT or Customer by written notice, or electronically via the Internet as permitted or required by MRT, to the other delivered at least 12 months prior to the applicable term end date for each MDQ specified above.

2)	QUANTITIES

Maximum Daily Quantities (MDQ): MDQ #1    75,000 Dth/D
MDQ #2    75,000 Dth/D

Rate Zone Capacities: See Exhibit A

3)	RECEIPT AND DELIVERY POINTS
See Exhibit A

4)	RATE

Service hereunder shall be provided pursuant to Rate Schedule FTS. Customer shall pay, or cause to be paid, to MRT each month for all services provided hereunder the maximum applicable rate and any other charges specified in MRT's FERC Gas Tariff, as on file and in effect from time to time (“Tariff”), for services rendered hereunder, unless otherwise agreed (either in writing or electronically via the Internet as required by MRT) by MRT and Customer in an Exhibit B, or other format provided for in MRT's Tariff, in effect during the term of this Agreement, or in a capacity release award.

Contract # 3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
(continued)

5) ADDRESSES

For Notices to Customer:	For Bills to Customer:
Laclede Gas Company	Laclede Gas Company
Attn: Mark C. Darrell	Attn: Gas Accounting
720 Olive Street	720 Olive Street, 13th Floor
St. Louis, MO 63101	St. Louis, MO 63101
Telephone: 314-342-0520	Telephone: (314) 658-8465
Facsimile: (314) 421-1979	Facsimile: (314) 658-8466
E-Mail: Mark.Darrell@TheLacledeGroup.com

MRT's wire transfer information and addresses for notices and payments shall be located on MRT's Internet Web Site.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date shown below.

CENTERPOINT ENERGY - MISSISSIPPI RIVER	LACLEDE GAS COMPANY
TRANSMISSION, LLC

By: /s/ Michael C. Stoll	By: /s/ Steven F. Mathews
Name: Michael C. Stoll	Name: Steven F. Mathews
Title: Division VP Marketing MRT	Title: VP Gas Operations
Date: July 29, 2013	Date: July 30, 2013

Contract # 3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

GENERAL TERMS AND CONDITIONS

1)
Upon termination hereof for whatever reason, Customer agrees to stop delivering gas to MRT for transportation hereunder. In addition, upon termination of this Agreement, Customer agrees that it will thereafter make no further demand for service hereunder and MRT agrees that it will make no further demand for the continuation of services or any payment related thereto, other than payments which are due with respect to any services previously provided. Customer agrees to cooperate with and assist MRT in obtaining whatever regulatory approvals and authorizations, if any, are necessary or appropriate in view of such termination and abandonment of service hereunder.

2)
Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist to correct any volume imbalance hereunder nor relieve Customer of its obligation to pay any monies due hereunder to MRT.

3)
In accordance with the terms and conditions of Section 17 of the General Terms and Conditions (“GT&C”) of MRT's Tariff, if Customer fails to pay within thirty (30) days after payment is due all of the amount of any bill for service rendered by MRT hereunder, MRT, upon ten (10) days' prior written notice to Customer, may suspend further receipt and/or delivery of gas until such past due amount is paid, or satisfactory credit arrangements have been made in accordance with Section 5 of the GT&C. If Customer fails to pay or make satisfactory credit arrangements within such ten (10) day notice period, MRT, in addition to any other remedy it may have hereunder, may, upon thirty (30) days' written notice to Customer, terminate this Agreement and cease further receipt and/or delivery of gas on behalf of Customer.

4)	Service hereunder shall be provided pursuant to Rate Schedule FTS of MRT's Tariff. Customer will provide Fuel Use and LUFG.

5)
This Agreement shall be subject to the provisions of the applicable rate schedule as well as the GT&C, and such provisions are incorporated herein by this reference. Any curtailment of transportation service hereunder shall be in accordance with the priorities set out in MRT's GT&C. To the extent not inconsistent with effective law, MRT shall have the right to determine the priority and/or scheduling of the transportation service under this Agreement and to revise the priority and/or scheduling of this transportation service from time to time.

6)
MRT shall have the right at any time and from time to time to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, as set forth in the applicable rate schedule and in the GT&C, in accordance with the Natural Gas Act or other applicable law. In the event that MRT places on file with the Commission another rate schedule which may be applicable to service rendered hereunder, then MRT, at its option, may, from and after the effective date of such rate schedule, utilize such rate schedule in the performance of this Agreement. Such rate schedule or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. MRT shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s) and/or GT&C, or to propose, file, and make effective superseding rate schedules and/or GT&C, for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer.

7)
Customer may deliver or cause to be delivered to MRT a maximum receipt point quantity at the Receipt Points described herein, and MRT shall redeliver thermally equivalent quantities at the Delivery Points described herein which excludes a quantity of gas for Fuel Use and LUFG. A maximum delivery point quantity is also specified for each MRT delivery point. For firm service, the sum of all individual maximum receipt point quantities shall not exceed the maximum receipt point quantities in the aggregate. For firm service, the sum of all individual maximum delivery point quantities shall not exceed the maximum daily quantity set forth in this Agreement.

8)
For firm service, Secondary Receipt and Secondary Delivery Points are available to Customer pursuant to the GT&C of MRT's Tariff. Customer agrees to pay any additional charges applicable to its utilization of a Secondary Receipt Point.

Contract # 3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

GENERAL TERMS AND CONDITIONS
(continued)

9)
Except as provided in this paragraph, this Agreement shall not be assigned by Customer in whole or in part without MRT's prior written or electronic consent, which consent shall not be unreasonably withheld. Customers under Rate Schedules FTS and SCT may release their capacity consistent with the terms and conditions of the applicable rate schedule and the GT&C of MRT's tariff. Additionally, Customer may request that MRT consent to Customer's assignment of this Agreement, in whole, to an entity affiliated with Customer. For firm contracts, MRT will only consent to assignment of the contract to a Customer's affiliate, subject to the assignee's satisfaction of the criteria in Section 5.4(k), GT&C, in the situation in which, after Customer obtains the contract, a corporate reorganization results in a transfer to an affiliate of the function for which the capacity was obtained. Any entity that succeeds by purchase, merger, consolidation or otherwise to the properties of Customer, substantially as an entirety, shall be entitled to the rights and shall be subject to the obligations of its predecessors in title under this Agreement. In addition to all other rights and remedies, MRT may terminate the Agreement immediately if it is assigned by Customer without MRT's consent, whether the assignment or contract be voluntary or by operation of law or otherwise. Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.

10)
Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as delivered when hand-delivered or when received by the other party if mailed by United States mail, postage prepaid, to the addresses specified herein (unless and until either party notifies the other, in writing, of a change in its address). Additionally, notices shall be considered as delivered, if received, when sent via facsimile or through other electronic means.

11)
Each party shall notify the other in writing of the name, address, telephone number, telecopy number and e-mail address of the person or persons who shall have authority to act for such party in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.

12)
This Agreement constitutes the entire agreement between the parties and no waiver, representation or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement is reduced to writing or, if MRT permits or requires, otherwise memorialized via electronic means, and executed by authorized representatives of the parties. No waiver by either Customer or MRT of any one or more defaults by the other in performance of any of the provisions of the Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or of a different character.

13)
THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI, EXCLUDING CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

14)	For firm service, Exhibit(s) A and B attached hereto are incorporated into this Agreement in their entirety.

15)	This Agreement amends and restates the Service Agreement dated March 18, 2008 between the parties hereto.

16)	Pursuant to Section 15.10, GT&C of MRT's Tariff, the parties have agreed to an extension of the term with respect to part of the capacity previously committed under this Agreement.

17)
Pursuant to Section 15.3, GT&C of MRTs Tariff, the parties agree that for each MDQ listed in Section 2, Quantities above, Customer shall have a Right of First Refusal (“ROFR”). If Customer chooses to exercise its ROFR, it shall do so by following the procedures applicable to the exercise of a ROFR provided for in MRT's Tariff.

Contract # 3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

EXHIBIIT A

Primary Path(s) for MDQ #1

From:	To:
#805602 CEGT Olyphant	#805596 CEGT Perryville
#805607 Storage

Line Capacities
West	0 Dth/d
South Field Main	75,000 Dth/d
North Field Main	25,000 Dth/d
Market East	0 Dth/d

Line Priority
South Field/West	0 Dth/d
South Field/Main	75,000 Dth/d
North Field/Main	25,000 Dth/d
Market/East	0 Dth/d

Rate Zone Capacities
South Field	75,000 Dth/d
North Field	25,000 Dth/d
Market	0 Dth/d

Primary Path(s) for MDQ #2

From:	To:
#805602 CEGT Olyphant	#805596 CEGT Perryville
#805607 Storage

Line Capacities
West	0 Dth/d
South Field Main	75,000 Dth/d
North Field Main	25,000 Dth/d
Market East	0 Dth/d

Line Priority
South Field/West	0 Dth/d
South Field/Main	75,000 Dth/d
North Field/Main	25,000 Dth/d
Market/East	0 Dth/d

Rate Zone Capacities
South Field	75,000 Dth/d
North Field	25,000 Dth/d
Market	0 Dth/d

Contract # 3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

EXHIBIT A
(continued)

PRIMARY RECEIPT POINTS AND PRIMARY DELIVERY POINTS FOR MDQ #1

Primary Receipt Points	Maximum Quantity*	Primary Delivery Points	Maximum Quantity*
CEGT Glendale		CEGT Perryville
#808654	50,000 Dth/d	#805596	75,000 Dth/d

CEGT Olyphant		Storage
#805602	25,000 Dth/d	#805607	75,000 Dth/d

PRIMARY RECEIPT POINTS AND PRIMARY DELIVERY POINTS FOR MDQ #2

Primary Receipt Points	Maximum Quantity*	Primary Delivery Points	Maximum Quantity*
CEGT Glendale		CEGT Perryville
#808654	50,000 Dth/d	#805596	75,000 Dth/d

CEGT Olyphant		Storage
#805602	25,000 Dth/d	#805607	75,000 Dth/d

* On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the Maximum Daily Quantities set forth in this Agreement.

CENTERPOINT ENERGY - MISSISSIPPI RIVER	LACLEDE GAS COMPANY
TRANSMISSION, LLC

By: /s/ Michael C. Stoll	By: /s/ Steven F. Mathews
Name: Michael C. Stoll	Name: Steven F. Mathews
Title: Division VP Marketing MRT	Title: VP Gas Operations
Date: July 29, 2013	Date: July 30, 2013

EFFECTIVE August 1, 2013, SUPERSEDES EXHIBIT A DATED March 18,2008

Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

EXHIBIT B

Customer agrees to pay the rates specified on this Exhibit B for performance of certain gas transportation service under the Agreement(s) specified above. These rates are applicable only in accordance with the following:

RATES AND APPLICABILITY:

(a)
General: In consideration for Customer's continuing compliance with the provisions of the “Agreement(s)” specified above, the transportation rates and charges as defined below for the specified services provided under the Agreement only apply to receipts from, and subsequent deliveries to, the Points of Receipt and Delivery, quantities and/or time periods described herein and to reserved capacity necessary to effect such service. In addition to any rate or amount referred to herein (including discounted rates, Negotiated Rates, overrun rates and maximum tariff rates), except as specifically provided otherwise herein, Customer shall provide or pay and MRT shall retain or charge Fuel Use and LUFG allowances or charges in such quantities or amounts as authorized from time to time by MRT's Tariff and except as specifically provided otherwise herein, shall pay any applicable charges, penalties, surcharges, fees, taxes, settlements and/or direct billed amounts provided for in MRT's Tariff. In any event, the rate in any month shall never be below MRT's applicable minimum Tariff rate for a discount rate transaction. For a Negotiated Rate transaction, the rate in any month shall never be below MRT's applicable minimum tariff rate, unless MRT otherwise agrees. MRT shall not be responsible for the payment and satisfaction of any taxes assessed or levied on the receipt, transmission (and any activities in connection therewith), delivery, use and/or consumption with respect to gas delivered or received by Customer, unless MRT agrees otherwise.

(b)
Inability to Collect Negotiated Rates: If this Exhibit B covers a Negotiated Rate transaction, and MRT is unable to collect Negotiated Rates due to a change in Commission policy or rejection of the transaction by the Commission prior to or during the term of such transaction, then, unless the parties agree otherwise, Customer shall pay the maximum tariff rate for the services. In such event, MRT shall notify Customer in writing of the requirement to pay maximum tariff rates and, if the maximum tariff rates are greater than the Negotiated Rates under such transaction, Customer shall have no more than thirty (30) days from the date of such notification to give notice in writing of termination of the applicable Agreement, with such termination to be effective no later than the end of the month following the month in which such termination notice is received.

(c)
Points: The Receipt and Delivery Point(s) eligible for the rates specified herein shall be those listed in Section 3 of the Agreement (as such Agreement provides on the Effective Date hereof) and as further specified below.

(d)    Description of Rate:     Negotiated Rate_____ Discounted Rate X (Check one)

The rate which MRT shall bill and Customer shall pay for services up to applicable MDQ (as set forth on the Effective Date hereof) shall be achieved by discounting, if required, MRT's then applicable maximum Tariff rates to a level which yields a unit rate (“Transmission Allowance”) of $0.03 per Dth, when calculated on an assumed 100% load factor basis based on applicable billing determinants.

Customer shall pay a Reservation Charge each Month based on the Dth of applicable billing determinants specified in the agreement, regardless of the quantity of gas transported during the Service Month. The Reservation Charge (expressed as a unit rate on an assumed 100% load factor basis) will be calculated by subtracting the minimum applicable Base Usage Charge from the applicable Transmission Allowance.

In addition to the points specified above, the discounted rates set forth herein shall apply to receipts from all North Field Zone and South Field Zone Main Line Pools for transport to the specified Delivery Points.

(e)    Term of Rate: Begin Date : August 1, 2013
End Date(s) : MDQ #1: July 31, 2016
MDQ #2: July 31, 2015

(f)	Authorized Overrun: For discounted rate transactions, any authorized overrun quantities shall be at the following rate: MRT's maximum applicable Tariff rate for service.

Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

EXHIBIT B
(continued)

(g)	Rate-Related Provisions:

(i)
Consideration for Rate Granted: MRT agrees to the rates specified in this Exhibit B in exchange for Customer's agreement to forego credits or other benefits to which Customer would otherwise be entitled under the Agreement, but only to the extent such credits or benefits would result in a greater economic benefit over the term of this Exhibit B than that represented by the agreed-upon rate. Accordingly, unless MRT otherwise agrees, Customer will not receive credits (with the exception of (1) penalty revenue credits provided pursuant to Section 34 of the GT&C of MRT's Tariff, and (2) capacity release credits) from rates, refunds or other revenues collected by MRT or Customer if to do so would effectively result in a lower rate or greater economic benefit to Customer; provided, however, that (I) for a Customer taking service under a discount or recourse rate agreement, the rate in any month shall never be above MRT's applicable maximum tariff rate, and (II) MRT and a Customer taking service under a Negotiated Rate agreement can agree pursuant to Section 14.2 of the GT&C of MRT's Tariff that MRT will retain some or all of the capacity release credits to the extent those credits exceed the amount of the Customer's invoiced demand component. If the parties' agreement to the foregoing is determined invalid or if Customer seeks to obtain credits or benefits inconsistent therewith, unless MRT otherwise agrees, it will have the right to immediately terminate or modify any provisions of this Exhibit B that would allow Customer to pay amounts less than the maximum applicable tariff rate.

(ii)
Regulatory Authority: This Exhibit B is subject to Section 30 of the GT&C of MRT's Tariff. MRT and Customer hereby acknowledge that this Exhibit B is subject to all valid and applicable federal and local laws and to the orders, rules and regulations of any constituted federal or local regulatory body or governmental authority having jurisdiction. Any provision of this Exhibit B which is determined by any court or regulatory body having jurisdiction to be invalid or unenforceable will be ineffective to the extent of such determination only, without invalidating, or otherwise affecting the validity of, the remaining provisions. Except as otherwise provided in subsection (b) above, unless the parties agree otherwise, if MRT reasonably determines that a federal or local law, or order, rule or regulation of any governmental authority having or asserting jurisdiction (1) requires performance by MRT that is inconsistent with the terms of this Exhibit B, or (2) conditions or prohibits the granting of selective discounts or other rates specified in paragraph (d) of this Exhibit B, then MRT and Customer shall promptly take all reasonable actions in good faith to enter into alternative arrangements that will secure to the maximum extent practicable for each party all of the benefits of the transaction set out in this Agreement; provided however, that MRT shall not be required to enter into or continue arrangements that would result in a greater economic detriment to MRT than existed prior to the regulatory event or change.

Executed by a duly authorized representative of each party hereto, in the space provided below:

CENTERPOINT ENERGY - MISSISSIPPI RIVER	LACLEDE GAS COMPANY
TRANSMISSION, LLC

By: /s/ Michael C. Stoll	By: /s/ Steven F. Mathews
Name: Michael C. Stoll	Name: Steven F. Mathews
Title: Division VP Marketing MRT	Title: VP Gas Operations
Date: July 29, 2013	Date: July 30, 2013
EFFECTIVE August 1, 2013, SUPERSEDES EXHIBIT A DATED March 18, 2008